UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  February 17, 2010


                           MONARCH SERVICES, INC.
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        (Exact name of registrant as specified in its charter)


           Maryland                    000-08512             52-1073628
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  (State or other jurisdiction (Commission file number)    (IRS Employer
of incorporation or organization)                        Identification No.)


               4517 Harford Road, Baltimore, Maryland 21214
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            (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (410) 254-9200
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                                      N/A
                                      ---
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01.  Other Events.

The Board of Directors of Monarch Services, Inc. (the "Registrant") today has approved a one-time payment of $.62 per share on the outstanding shares of its common stock, payable on March 2, 2010 to common stockholders of record on February 16, 2010. This dividend, which will total approximately $1,004,133, will be paid from approximately $1.2 million of cash from the net proceeds from the sale of its properties. The first property was sold at auction in August 2009; the most recent sale of approximately 13 acres to Baltimore County, Maryland occurred in November 2009. These transactions were previously reported on Forms 8-K filed on August 12, 2009 and November 11, 2009, respectively.

The Registrant currently has 1,619,570 shares of common stock issued and outstanding. StockTrans, Inc. of Ardmore, Pennsylvania, Monarch's stock transfer company, will serve as Paying Agent for the payment of the dividend. After the payment of this dividend and associated costs, Monarch will retain approximately $200,000 in cash to pay certain liquidation expenses and to hold as a reserve for contingent liabilities and to pay expenses and costs of enforcement of its rights to collect other amounts owed to the Registrant.

For U.S. federal income tax purposes, the special distribution will be treated as a non-taxable return of capital because the Registrant had no accumulated earnings. As of February 16, 2010, the Registrant had accumulated net losses in the amount of approximately $5.4 million. Management believes this special one-time dividend should be treated as a non-taxable return of capital to the extent of the holder's adjusted tax basis in their shares of the Company's common stock and, to the extent the dividend exceeds such tax basis in the shares, it should be treated as a capital gain. Tax treatments under the Internal Revenue Code are subject to change. The foregoing discussion provides general tax information only. It is not intended as tax advice applicable to your own personal situation and we strongly urge shareholders to consult with their own tax and financial advisors regarding the implications of the special one-time special distributions.

As stated in the Forms 8-K previously filed, after the sale of its remaining assets and the payment of all liabilities, costs and expenses, and upon complying with all corporate and regulatory requirements, the Registrant intends to distribute any remaining cash to its stockholders.

This report on Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but rather statements about management's beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as "anticipate", "estimate", "should", "expect", "believe", "intend", and similar expressions. Although these statements reflect management's good faith beliefs and projections, they are not guarantantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, changes in general economic, market, or business conditions; changes in laws or regulations or policies of federal and state regulators and agencies; and other circumstances beyond the control of the Company. Consequently, all of the forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated will be realized, or if substantially realized, will have the expected consequences on the Company's business or operations.




                                  SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Monarch Services, Inc.


Date: February 17, 2010                   By: /s/. Jackson Y. Dott
                                         ------------------------
                                         Jackson Y. Dott
                                         President & CEO